Exhibit 10.2

CONSENT AND WAIVER

March 27, 2003

Ms. Stacey Peterson

Chief Financial Officer

TTM Technologies, Inc.

17550 NE 67th Court

Redmond, WA 98052

Re:                             Amended and Restated Credit Agreement dated as of September 29, 2000, as amended (the “Credit Agreement”) among TTM Technologies, Inc. (formerly known as Pacific Circuits, Inc.) (the “Borrower”) and the Domestic Subsidiaries of the Borrower (the “Guarantors”), the several banks and other financial institutions party thereto (the “Lenders”) and Wachovia Bank, National Association (formerly known as First Union National Bank), as administrative agent for the Lenders (the “Administrative Agent”)

Ladies and Gentlemen:

Reference is hereby made to the above-referenced Credit Agreement among the Borrower, the Guarantors, the Lenders and the Administrative Agent and that certain Consent dated December 17, 2002, as amended by that certain Amendment to Consent dated January 6, 2003 (the “Consent”) among the Borrower, the Required Lenders (on behalf of the Lenders) and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement or, if not defined therein, in the Consent.

The above-referenced Consent was conditioned upon the Borrower and the Required Lenders entering into a satisfactory amendment to the Credit Agreement on or before February 28, 2003 (the “Amendment Date”) or such additional time as the Required Lenders shall deem necessary or appropriate.  The Borrower has requested and the undersigned Required Lenders (on behalf of the Lenders) hereby consent and agree to extend the deadline by which the Borrower and the Required Lenders must enter into a satisfactory amendment to the Credit Agreement from February 28, 2003 to April 30, 2003.

In addition to the foregoing, the Required Lenders hereby waive, effective as of the date hereof and subject to the conditions set forth below, the Event of Defaults, if any, caused by the failure of the Borrower to promptly cause (i) Honeywell Advanced Circuits, Inc. (to be renamed by the Borrower) (“ACI”) to become a Guarantor of the Obligations under the Credit Agreement, as required by Section 5.10 of the Credit Agreement (the “ACI Joinder Default”), (ii) ACI to secure such Guaranty by granting to the Administrative Agent a first priority, perfected Lien in all of the personal property of ACI (the “ACI Personal Property”) and all of the real property assets of ACI (including, without limitation, the real property assets owned by ACI listed on Schedule A attached hereto) (the “ACI Real Property”), as required by Section 5.10 of the Credit Agreement (individually, the “ACI Personal Property Default” and the “ACI Real Property Default”), and (iii) TTM Technologies, Inc. to subject the recently acquired real property asset listed on Schedule A attached hereto (the “Redmond Real Property”) to a first priority, perfected Lien in favor of the Administrative Agent as required by Section 5.12 of the Credit Agreement (the “Redmond Real Property Default”).

The waiver of the ACI Joinder Default, the ACI Personal Property Default, the ACI Real Property Default and the Redmond Real Property Default constitute one-time waivers and are granted only for the limited purposes set forth herein and shall be effective only in the specific circumstances provided for above and only for the purposes for which given; provided, however, the waiver of the ACI Joinder Default and the ACI Personal Property Default shall expire on April 18, 2003 (and an Event of Default with respect to the ACI Joinder Default and the ACI Personal Property Default shall occur on such date), unless prior to such date, Administrative Agent shall have received (i) a fully executed Joinder Agreement (together with such other documentation ancillary thereto as requested by the Administrative Agent) and (ii) such security documentation as requested by the Administrative Agent with respect to the ACI Personal Property necessary to evidence the Administrative Agent’s first priority, perfected Lien in such ACI Personal Property; and provided, further, however, the waiver of the ACI Real Property Default and the Redmond Real Property Default shall expire on May 30, 2003 (and an Event of Default with respect to the ACI Real Property Default and the Redmond Real Property Default shall occur on such date), unless prior to such date, Administrative Agent shall have received notarized mortgages, deeds of trust or deeds to secure debt encumbering the fee interest in the real property assets listed on Schedule A attached hereto, together with such other documentation ancillary thereto as requested by the Administrative Agent.

Except to the extent specifically provided to the contrary in this Consent and Waiver, all terms and conditions of the Credit Agreement and the Consent shall remain in full force and effect, without modification or limitation.  This Consent and Waiver shall not operate as a consent to any other action or inaction by the Borrower or any of its Subsidiaries, or as a waiver or amendment of any right, power, or remedy of any Lender or the Administrative Agent under the Credit Agreement or the Consent nor constitute a consent to any such action or inaction, or a waiver or amendment of any provision contained in the Credit Agreement or the Consent except as specifically provided herein.  This Consent and Waiver may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument.

Please indicate your acknowledgment, acceptance and agreement or consent, as the case may be, to the foregoing Consent and Waiver by signing in the space provided below and returning an executed counterpart to the Administrative Agent by NO LATER THAN 5:00 P.M. (EST) THURSDAY, MARCH 27, 2003.

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Very truly yours,

WACHOVIA BANK, NATIONAL ASSOCIATION
individually in its capacity as a Lender and in its capacity as Administrative Agent

By:	/s/ David K. Hall
Name:	David K. Hall
Title:	Vice President

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

By:
Title:

SUNTRUST BANK,
as a Lender

By:
Title:

By:
Title:

FLEET NATIONAL BANK
as a Lender

By:	/s/ Kevin C. Scheipe
Title: Vice President

Acknowledged, Accepted and Agreed to:

TTM TECHNOLOGIES, INC.
(formerly known as Pacific Circuits, Inc.),
a Washington corporation, as Borrower

By:	/s/ Kent Alder
Name:	Kent Alder
Title:	CEO

Consented to by:

POWER CIRCUITS, INC.,
a California corporation

By:	/s/ Kent Alder
Name:	Kent Alder
Title: